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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 6, 2004

                              ITT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



              Indiana                1-5627                 13-5158950
          (State or other          (Commission           (I.R.S. Employer
            jurisdiction          File Number)            Identification No.)
         of incorporation)

     4 West Red Oak Lane
    White Plains, New York                                     10604
    (Address of principal                                    (Zip Code)
      executive offices)


     Registrant's telephone number, including area code: (914) 641-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
            YEAR

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Item 1.01   Entry into a Material Definitive Agreement

On December 6, 2004 the Compensation and Personnel Committee of the Board of Directors of ITT Industries, Inc. approved a change in the design of Company's long term incentive program and set performance goals. For senior executives, the program is comprised of awards under the 1997 Long-Term Incentive Plan which was approved by shareholders in 1997 and is on file with the Commission and the Company's 2003 Equity Incentive Plan, approved by shareholders in 2003 and also on file with the Commission. The 1997 Long-Term Incentive Plan authorizes performance awards expressed as target cash awards and comprises one-half of the total long - term incentive value for such employees. The Company's non-qualified stock options, awarded under the Company's 2003 Equity Incentive Plan, comprise the other half. For the three - year performance cycle beginning on January 1, 2005, the Compensation and Personnel Committee approved the S&P Industrials as the index to measure the Company's performance and any payment for awards granted under the 1997 Long-Term Incentive Plan, designated a 35th percentile performance level at which a 50% payout would be received and fixed a maximum performance payout of 200% for performance at or above the 80th percentile. The Compensation and Personnel Committee also approved a change with respect to non-qualified stock options. Such options for senior executives are currently exercisable in full upon a 25% appreciation over the option exercise price (for 10 consecutive trading days) or 9 years from the date of grant. The option term is 10 years. As approved, stock options awards for senior executives will be exercisable in full 6 years after the date of grant or no earlier than three years from the grant date if a 25% appreciation over the option exercise price is achieved (for 10 consecutive trading days). Although options may vest if a 25% appreciation is achieved, no exercise will be permitted earlier than 3 years from the date of grant. The option term is 7 years.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principle Officers

On December 7, 2004 the Company announced the election of Steven R. Loranger, currently Chief Executive Officer and President to the additional position of Chairman. The Company also announced on December 7, 2004, that effective December 31, 2004, Louis J. Giuliano would resign as a Director of the Company, in accordance with the Company's previously announced succession plan and that the number of Directors of the Company would be reduced to nine. Attached as
Exhibit 99.1 is a copy of the press release relating to the election of Mr. Loranger and the resignation of Mr. Giuliano.


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Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
            Year

On December 7, 2004 the Board of Directors of the Company approved clarifying amendments to the Company's by-laws with respect to the powers and duties of the positions of Chairman, Chief Executive and President. These amendments became effective immediately upon adoption. A copy of the Company's amended by-laws are attached as Exhibit 99.2.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1  Press release issued December 7, 2004.

99.2  ITT Industries, Inc. By-laws, Amended as of December 7, 2004


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ITT INDUSTRIES, INC.
                                         By:   /s/ Kathleen S. Stolar
                                               ---------------------------------
                                               Kathleen S. Stolar

                                          Its:  Vice President, Secretary and
                                                Associate General Counsel


Date: December 9, 2004


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